                                                                    EXHIBIT 10.2

================================================================================










                             TUPPERWARE CORPORATION




              U.S. $150,000,000 7.91% Senior Notes, Series 2001-A,
                                due July 15, 2011
                       of Tupperware Finance Company B.V.


                                 ---------------

                               GUARANTY AGREEMENT

                                 ---------------




                            Dated as of July 15, 2001









================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                  PAGE

SECTION 1.                 GUARANTY OF NOTES......................................................................2

       Section 1.1.        Guaranty...............................................................................2
       Section 1.2.        Guaranty of Payment and Performance....................................................2
       Section 1.3.        Guarantor Consent......................................................................2
       Section 1.4.        Obligation Absolute and Unconditional..................................................3
       Section 1.5.        Acceleration...........................................................................6
       Section 1.6.        Preference.............................................................................6
       Section 1.7.        Marshalling............................................................................6
       Section 1.8.        Subrogation............................................................................7

SECTION 2.                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR........................................7

       Section 2.1.        Organization; Power and Authority......................................................7
       Section 2.2.        Authorization, Etc.....................................................................7
       Section 2.3.        Disclosure.............................................................................7
       Section 2.4.        Organization and Ownership of Shares of Subsidiaries...................................8
       Section 2.5.        Compliance with Laws, Other Instruments, Etc...........................................8
       Section 2.6.        Governmental Authorizations, Etc.......................................................8
       Section 2.7.        Litigation; Observance of Agreements, Statutes and Orders..............................8
       Section 2.8.        Taxes..................................................................................9
       Section 2.9.        Title to Property; Leases..............................................................9
       Section 2.10.       Licenses, Permits, Etc.................................................................9
       Section 2.11.       Financial Statements..................................................................10
       Section 2.12.       Private Offering......................................................................10
       Section 2.13.       Use of Proceeds; Margin Regulations...................................................10
       Section 2.14.       Existing  Debt, Future Liens..........................................................10
       Section 2.15.       Compliance with ERISA.................................................................11
       Section 2.16.       Foreign Assets Control Regulations, Etc...............................................11
       Section 2.17.       Status under Certain Statutes.........................................................12
       Section 2.18.       Environmental Matters.................................................................12

SECTION 3.                 INFORMATION AS TO GUARANTOR...........................................................12

       Section 3.1.        Financial and Business Information....................................................12
       Section 3.2.        Officer's Certificate.................................................................15
       Section 3.3.        Inspection............................................................................15

SECTION 4.                 AFFIRMATIVE COVENANTS.................................................................16

       Section 4.1.        Compliance with Law...................................................................16
       Section 4.2.        Insurance.............................................................................16
       Section 4.3.        Maintenance of Properties.............................................................16
       Section 4.4.        Payment of Taxes and Claims...........................................................17

       Section 4.5.        Corporate Existence, Etc..............................................................17
       Section 4.6.        Designation of Subsidiaries...........................................................17
       Section 4.7.        Ownership of Company and Dart.........................................................17
       Section 4.8.        Guaranty Ratification.................................................................17
       Section 4.9.        Guaranty by Subsidiaries..............................................................18
       Section 4.10.       Nature of Business....................................................................18

SECTION 5.                 NEGATIVE COVENANTS....................................................................18

       Section 5.1.        Limitation Ratio......................................................................18
       Section 5.2.        Consolidated Interest Coverage Ratio..................................................19
       Section 5.3.        Limitation on Liens...................................................................19
       Section 5.4.        Sales of Assets.......................................................................21
       Section 5.5.        Merger, Consolidation and Sale of Stock...............................................22
       Section 5.6.        Transactions with Affiliates..........................................................23

SECTION 6.                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................23


SECTION 7.                 AMENDMENT AND WAIVER..................................................................23

       Section 7.1.        Requirements..........................................................................23
       Section 7.2.        Solicitation of Holders of Notes......................................................24
       Section 7.3.        Binding Effect, Etc...................................................................24
       Section 7.4.        Notes Held by Guarantor, Etc..........................................................24

SECTION 8.                 NOTICES...............................................................................24


SECTION 9.                 REPRODUCTION OF DOCUMENTS.............................................................25


SECTION 10.                CONFIDENTIAL INFORMATION..............................................................25


SECTION 11.                SUBMISSION TO JURISDICTION............................................................26


SECTION 12.                MISCELLANEOUS.........................................................................27

       Section 12.1.       Successors and Assigns................................................................27
       Section 12.2.       Severability..........................................................................27
       Section 12.3.       Construction..........................................................................27
       Section 12.4        Counterparts..........................................................................27
       Section 12.5.       Governing Law.........................................................................27

Signature........................................................................................................28

SCHEDULE I         --     Names of Purchasers
EXHIBIT A          --     Defined Terms
EXHIBIT B          --     Guaranty Ratification
SCHEDULE 2.3       --     Disclosure Materials
SCHEDULE 2.4       --     Organization and Ownership of Shares of Subsidiaries
SCHEDULE 2.7       --     Certain Litigation
SCHEDULE 2.10      --     Licenses; Permits
SCHEDULE 2.11      --     Financial Statements
SCHEDULE 2.14      --     Existing Debt; Future Liens
SCHEDULE 5.1       --     Investments
SCHEDULE 5.3       --     Liens Existing as of Closing
SCHEDULE 5.4.      --     Excluded Property Disposition

                             TUPPERWARE CORPORATION
                          14901 S. ORANGE BLOSSOM TRAIL
                                ORLANDO, FL 32837


              U.S. $150,000,000 7.91% Senior Notes, Series 2001-A,
                                due July 15, 2011
                       of Tupperware Finance Company B.V.

                                                                     Dated as of
                                                                   July 15, 2001

TO THE PURCHASERS NAMED
   ON SCHEDULE I HERETO

Ladies and Gentlemen:

         Reference is hereby made to the Note Purchase Agreement dated as of July 15, 2001 (the "Note Purchase Agreement"), between Tupperware Finance Company B.V., a corporation organized under the laws of The Netherlands (the "Company") and the purchasers named therein (the "Purchasers") pursuant to which the Company shall issue U.S. $150,000,000 7.91% Senior Notes, Series 2001-A, due July 15, 2011 (the "Series 2001-A Notes"). The Note Purchase Agreement may from time to time be supplemented by one or more Supplements (as defined in the Note Purchase Agreement) pursuant to which the Company may from time to time, issue and sell additional Series of its promissory notes (the "Additional Notes"; and together with the Series 2001-A Notes, the "Notes") to Institutional Investors. Certain capitalized terms used in this Agreement are defined in Exhibit A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The undersigned, Tupperware Corporation, a Delaware corporation (the "Guarantor") owns 100% of the shares of capital stock of Tupperware Finance Holding Company B.V., a corporation organized under the laws of The Netherlands, which owns 100% of the shares of capital stock of the Company. The Guarantor views the issuance and sale by the Company of the Series 2001-A Notes to the Purchasers and the sale of Additional Notes to the Additional Purchasers from time to time at the direction of the Board of Directors of the Guarantor as in the best interests of the Company and the Guarantor. As an inducement to and in consideration of the purchase by the Purchasers of the Series 2001-A Notes and the purchase by the Additional Purchasers of the Additional Notes, the Guarantor has agreed to unconditionally guaranty the prompt payment of all amounts of principal, interest and Make-Whole Amount, if any, which may become due and payable from time to time with respect to the Notes.

         In consideration of the foregoing, the undersigned does hereby covenant and agree with the Purchasers and with each and every subsequent holder of the Notes as follows:

SECTION 1.        GUARANTY OF NOTES.

         Section 1.1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees to the holders from time to time of the Notes: (a) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount, if any, when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise, (b) the full and prompt performance and observance by the Company of each and all of the covenants and agreements required to be performed or observed by the Company under the terms of the Note Purchase Agreement, and (c) payment, upon demand, by any holder of the Notes of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the enforcement of any right or privilege under this Agreement, including without limitation in any consultation or action in connection therewith to the extent such consultation or action is made during the existence of any Event of Default, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Note Purchase Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guarantee of the Notes herein provided for is a guarantee of the immediate and timely payment of the principal, Make-Whole Amount, if any, and interest on the Notes and any other amounts payable by the Company under the Note Purchase Agreement as and when the same are due and payable and shall not be deemed to be a guarantee only of the collectibility of such payments.

         Section 1.2. Guaranty of Payment and Performance. This is a guarantee of payment and performance, and the Guarantor hereby waives any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or that resort be had to any direct or indirect security for the Notes or for this guaranty or any other remedy; accordingly, the holder of any Note may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes, or for this guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any holder of any Note of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company or any other Person to any holder of any Note or by any failure, delay, neglect or omission by the holder of any Note to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver or other action taken, or omitted to be taken, by any such holder.

         Section 1.3. Guarantor Consent. The Guarantor hereby consents and agrees that the holder of any Note from time to time, with or without any further notice to or assent from the Guarantor, may, without in any manner affecting the liability of the Guarantor, and upon such terms and conditions as such holder may deem advisable: (a) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of, any indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligations of the Company on the Notes, or waive any default with respect thereto, or waive, modify, amend or change any provision of any instruments evidencing any such indebtedness, liability or obligation; provided that any such amendment of the Note Purchase Agreement or the Notes shall be done in accordance with the provisions of Section 17 of the Note Purchase Agreement, and, subject to the provisions of Section 7.1 hereof, this guaranty; provided that if the holder of any Note shall agree with the Company to any amendment or modification of the Note Purchase Agreement or the Notes held by such holder, this guaranty shall apply to the Note Purchase Agreement and the Notes as so amended or modified;
(b) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or on behalf of, any such holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; and (c) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes. The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this guaranty and remain liable hereunder.

         Section 1.4. Obligation Absolute and Unconditional. The obligations of the Guarantor under this guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount, if any, on the Notes and all other sums due pursuant to Section 1.1 shall have been paid (including any payments required by Section 1.6) and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

                  (a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver the Note Purchase Agreement, or of any defense whatsoever that the Company may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any, or any other amounts payable by the Company under the Note Purchase Agreement) or to the performance or observance of any of the provisions or conditions of the Note Purchase Agreement, or the existence or continuance of the Company as a legal entity;

                  (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Guarantor or the Company notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or the Note Purchase Agreement;

                  (c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of the Note Purchase Agreement or the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

                  (d) any act or failure to act with regard to the Notes or the Note Purchase Agreement or anything which might vary the risk of the Guarantor;

                  (e) any action taken under the Note Purchase Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Note Purchase Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;

                  (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company contained in the Note Purchase Agreement, or of the payment, performance or observance thereof;

                  (g) the failure to give notice to the Company or the Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of the Note Purchase Agreement;

                  (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any, or any other amounts payable by the Company under the Note Purchase Agreement), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Note Purchase Agreement or the extension or the renewal of any thereof;

                  (i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note Purchase Agreement or the Notes; provided that if a holder of any Note shall agree with the Company to any amendment or modification of the Note Purchase Agreement or the Notes held by such holder, this guaranty shall apply to the Note Purchase Agreement and the Notes as so amended or modified;

                  (j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Note Purchase Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

                  (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company or any of the assets of the Company, or any allegation or contest of the validity of this Agreement or the Note Purchase Agreement or the disaffirmance of this Agreement or the Note Purchase Agreement in any such proceeding;

                  (l) the invalidity or unenforceability of the Notes or the Note Purchase Agreement;

                  (m) the absence of any action to enforce such obligations of the Guarantor, any waiver or consent by the Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Guarantor with respect to this guaranty or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this guaranty, this Agreement, the Note Purchase Agreement, the Notes or any other agreement;

                  (n) the default or failure of the Guarantor fully to perform any of its covenants or obligations set forth in this Agreement;

                  (o) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Purchase Agreement or any other instruments;

                  (p) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, action of any United States Federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

                  (q) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                  (r) the failure of the Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, interest on, and Make-Whole

Amount, if any, and other amount due in respect of the Notes, and then only to the extent of such payments. All rights of the holder of any Note pursuant thereto or to the Note Purchase Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note whether with or without the consent of or notice to the Guarantor. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

         Section 1.5. Acceleration. Without limiting the other rights of the holders of the Notes and obligations of the Guarantor under this Agreement, if an Event of Default occurs under the Note Purchase Agreement which would permit the acceleration of the Notes but for any limitation on such acceleration imposed on account of any bankruptcy, insolvency or other legal proceedings relating to the Company, then upon receipt of written notice from the holders of the applicable percentage of the Notes entitled to accelerate the Notes pursuant to Section 12.1 of the Note Purchase Agreement on account of such Event of Default, the full amount of the guaranteed indebtedness together with accrued interest and any Make-Whole Amount and any other amounts payable by the Company under the Note Purchase Agreement which would then be payable pursuant to
Section 12.1 of the Note Purchase Agreement shall be and become immediately due and payable from the Guarantor whether or not the Notes have been declared to be or have become immediately due and payable from the Company.

         Section 1.6. Preference. The Guarantor agrees that to the extent the Company makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver or any other Person under any bankruptcy code, common law, equitable cause, or otherwise, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

         Section 1.7. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshall any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor's burden, any right to which the Guarantor hereby expressly waives.

         Section 1.8. Subrogation. To the extent that payments made by the Guarantor under this Agreement shall give rise to rights of subrogation, the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the payment in full of the Notes together with all accrued and unpaid interest thereon and any Make-Whole Amount, if any, to that end, the Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Guarantor in accordance with the provisions of this Agreement unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully paid and discharged.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

         The Guarantor represents and warrants to each holder of a Note that:

         Section 2.1. Organization; Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

         Section 2.2. Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.3. Disclosure. The Guarantor, through its agents, Banc of America Securities LLC and Salomon Smith Barney Inc. has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in
Schedule 2.3 and the financial statements listed in Schedule 2.11 (collectively, the "Disclosure Materials"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 30, 2000, there has been no change in the financial condition, operations, business or properties of the Guarantor or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as expressly set forth in the Disclosure Materials, there is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not otherwise been disclosed.

         Section 2.4.      Organization and Ownership of Shares of Subsidiaries.
(a) Schedule 2.4 is (except as noted therein) a complete and correct list of (a) the Guarantors' Subsidiaries, showing, as to each directly owned Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (b) the Guarantor's Affiliates, other than Subsidiaries and (c) the names of the Guarantor's directors and officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 2.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 2.14).

         (c) Each Subsidiary identified in Schedule 2.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact other than that which could not reasonably be expected to have a Material Adverse Effect.

         (d) Other than as disclosed, or as limited by applicable law, no Subsidiary is a party to any agreement or legal restriction which limits its ability to pay profit distributions to the Guarantor or any of its Subsidiaries that owns outstanding equity interests of such Subsidiary.

         Section 2.5. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Guarantor of this Agreement will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

         Section 2.6. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Agreement.

         Section 2.7. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 2.7, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Guarantor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 2.8. Taxes. The Guarantor and its Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of all taxes for all fiscal periods are adequate in accordance with GAAP.

         Section 2.9. Title to Property; Leases. The Guarantor and its Restricted Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 2.11 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens (other than Liens permitted under Section 5.3) except for those defects in title and Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and existing and are in full force and effect in all Material respects.

        Section 2.10.      Licenses, Permits, Etc. Except as disclosed in
Schedule 2.10, (a) the Guarantor and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not have a Material Adverse Effect; (b) to the best knowledge of the Guarantor, no product of the Guarantor infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except for those infringements that, individually or in the aggregate, would not have Material Adverse Effect; and (c) to the best knowledge of the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Restricted Subsidiaries.

        Section 2.11. Financial Statements. The Guarantor has either delivered to each Purchaser or made available for such Purchaser's review copies of the financial statements of the Guarantor and its Subsidiaries listed on
Schedule 2.11. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 2.12. Private Offering. Neither the Guarantor nor the Company nor anyone acting under their direction has offered the Series 2001-A Notes, or any similar securities for sale to, or solicited any offer to buy any of the same from, any Person other than sixty-one Institutional Investors (including the Purchasers), each of which has been offered the Series 2001-A Notes at a private sale for investment. Neither the Guarantor nor the Company nor anyone acting under their direction has taken, or will take, any action that would subject the issuance or sale of the Series 2001-A Notes to the registration requirements of section 5 of the Securities Act. For purposes of this Section 2.12, the terms "offer", "sale" and "offer to buy" shall have the respective meanings assigned to such terms in section 2 of the Securities Act.

        Section 2.13. Use of Proceeds; Margin Regulations. Proceeds of the sale of the Series 2001-A Notes will be advanced to the Guarantor to be used for general corporate purposes of the Guarantor and its Subsidiaries and to repay Debt of the Guarantor incurred substantially for the general operations of the Guarantor and its Subsidiaries. No part of the proceeds from the sale of the Series 2001-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Guarantor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

        Section 2.14. Existing Debt, Future Liens. (a) Schedule 2.14 sets forth a complete and correct list of all outstanding Debt of the Guarantor and its Restricted Subsidiaries as of March 31, 2001. Neither the Guarantor nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Guarantor or such Restricted Subsidiary, the outstanding principal amount of which exceeds $5,000,000, and no event or condition exists with respect to any Debt of the Guarantor or any Restricted Subsidiary, the outstanding principal amount of which exceeds $5,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 2.14, the Guarantor has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 5.3.

        Section 2.15. Compliance with ERISA. (a) The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans that is a defined benefit plan under Section 335 of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

         (c) The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Guarantor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material or has otherwise been disclosed in the financial statements set forth on Schedule 2.11.

         (e) The execution and delivery of this Agreement will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code which in either event could not reasonably be expected to result in a Material Adverse Effect. The representation by the Guarantor in the first sentence of this Section 2.15(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

        Section 2.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Series 2001-A Notes by the Company pursuant to the Note Purchase Agreement, its use of the proceeds thereof nor the execution and delivery of this Agreement by the Guarantor will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        Section 2.17. Status under Certain Statutes. Neither the Guarantor nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 2.18. Environmental Matters. Neither the Guarantor nor any Restricted Subsidiary has knowledge of any Material liability or any proceeding which has been instituted raising any Material liability against the Guarantor or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except in each case as could not reasonably be expected to result in a Material Adverse Effect. The Guarantor and its Restricted Subsidiaries, (a) do not have knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment, except such that could not reasonably be expected to result in a Material Adverse Effect; (b) have not stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them and have not disposed of any hazardous materials in a manner contrary to any Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) are in compliance with applicable Environmental Laws with regard to all buildings on all real properties now owned, leased or operated, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.        INFORMATION AS TO GUARANTOR.

         Section 3.1. Financial and Business Information. The Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                           (i) an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and

                           (ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Guarantor, duplicate copies of:

                           (i)      a consolidated balance sheet of the
                  Guarantor and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described above, shall be deemed to satisfy the requirements of this Section 3.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and excluding registration statements on form S-8), and each prospectus and all amendments thereto (excluding those related to plans registered on a Form S-8 registration statement) filed by the Guarantor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11 of the Note Purchase Agreement, a written notice specifying the nature and period of existence thereof and what action the Guarantor or the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii)     the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Supplements -- promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Subsidiaries and relating to the ability of the Guarantor to perform its obligations hereunder as from time to time may be reasonably requested by any such holder of Notes.

         Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Guarantor and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Guarantor and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 3.1(a) and (b), above, the Guarantor shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 3.1(a) and (b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 3.1(a) and (b).

         Section 3.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 3.1(a) or Section 3.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Guarantor was in compliance with the requirements of Section 5.1 and
         Section 5.2 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and of the Note Purchase Agreement and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.

         Section 3.3. Inspection. The Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor's Senior Financial Officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the

         Guarantor and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Guarantor to visit and inspect any of the offices or properties of the Guarantor or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Senior Financial Officers and independent public accountants (and by this provision the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be requested; provided, that prior to disclosure of any material non public information pursuant to this Section 3.3, the holders of the Notes shall, if requested by the Guarantor, provide the Guarantor with reasonable assurance that such disclosure will be held in confidence in accordance with the requirements of Regulation FD promulgated by the Securities and Exchange Commission.

SECTION 4.        AFFIRMATIVE COVENANTS.

         The Guarantor covenants that so long as any of the Notes are outstanding:

         Section 4.1. Compliance with Law. The Guarantor will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.2. Insurance. The Guarantor will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 4.3. Maintenance of Properties. The Guarantor will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 4.3 shall not prevent the Guarantor or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.4. Payment of Taxes and Claims. The Guarantor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary, provided that neither the Guarantor nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 4.5. Corporate Existence, Etc. Subject to transactions permitted under Section 5.5, the Guarantor will at all times preserve and keep in full force and effect its corporate existence. Subject to transactions permitted under Sections 5.4 and 5.5, the Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries and all rights and franchises of the Guarantor and its Restricted Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.6. Designation of Subsidiaries. The Guarantor may from time to time cause any Subsidiary (other than the Company and Dart) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary, provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Guarantor and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this Section 4 and Section 5 if tested on the date of such action and provided, further, that once a Restricted Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Guarantor will deliver to each holder of a Note a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Guarantor certifying compliance with all requirements of this Section 4.6 and setting forth all information required in order to establish such compliance.

         Section 4.7. Ownership of Company and Dart. The Guarantor will at all times keep and maintain the Company and Dart as Restricted Subsidiaries.

         Section 4.8. Guaranty Ratification. The Guarantor will execute a Guaranty Ratification in the form of Exhibit B hereto whenever the Company shall execute and deliver any Supplement.

         Section 4.9. Guaranty by Subsidiaries. (a) The Guarantor will cause any Subsidiary which is required by the terms of the Bank Credit Agreement to become a party to (as co-obligor with the Guarantor), or otherwise guaranty, Debt outstanding under the Bank Credit Agreement to deliver to each of the holders of the Notes the following items on or prior to the effective date of such obligation with respect to the Bank Credit Agreement:

                  (i) a fully executed counterpart of the Subsidiary Guaranty Agreement;

                  (ii) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Subsidiary Guarantor making representations and warranties to the effect of those contained in Sections 2.1, 2.2, 2.5 and 2.6, with respect to such Subsidiary and the execution and delivery of the Subsidiary Guaranty Agreement; and

                  (iii) an opinion of counsel for the Subsidiary Guarantor addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty Agreement has been duly authorized, executed and delivered by such Subsidiary and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) If at any time one or more Subsidiaries which have guaranteed the Debt outstanding under the Bank Credit Agreement or which shall be co-obligors thereunder shall be released from their obligations under such guaranty and the Bank Credit Agreement, then upon delivery to the holders of the Notes of evidence of such release (which evidence shall be reasonably satisfactory to the Required Holders) and so long as no Default or Event of Default shall exist, such Subsidiary shall be released from its obligations under the Subsidiary Guaranty Agreement.

         Section 4.10. Nature of Business. The Guarantor and its Restricted Subsidiaries will maintain their principal line of business, taken on a consolidated basis, as it exists on the date of Closing.

SECTION 5.        NEGATIVE COVENANTS.

         The Guarantor covenants that so long as any of the Notes are outstanding:

         Section 5.1. Limitation on Debt. The Guarantor will not at any time permit:

         (a)      the Consolidated Leverage Ratio to exceed 3.5 to 1.0; and

         (b) any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any unsecured Debt other than:

                  (i) unsecured guarantees of Debt of the Guarantor or another Restricted Subsidiary by a Subsidiary Guarantor;

                  (ii) unsecured Debt of a Restricted Subsidiary owed to the Guarantor or a Wholly-owned Restricted Subsidiary;

                  (iii) unsecured Debt of the Company (including without limitation the Notes and other Debt of the Company described in
         Schedule 2.14);

                  (iv) unsecured Debt outstanding at the time such Person becomes a Restricted Subsidiary; provided that (x) such Debt shall not have been incurred in contemplation of the acquisition of such Restricted Subsidiary, (y) such Debt shall not be extended, renewed or refunded, and (z) such Debt shall not have been incurred by an Unrestricted Subsidiary which was formerly a Restricted Subsidiary and which is being redesignated as a Restricted Subsidiary; and

                  (v) unsecured Debt (in addition to the Debt described in clauses (i), (ii), (iii) and (iv) of this Section 5.1(b)) of a Restricted Subsidiary; provided that on the date the Restricted Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and to the application of the proceeds thereof, (x) no Default or Event of Default shall exist; and (y) the aggregate principal amount of unsecured Debt of Restricted Subsidiaries (excluding the Debt described in clauses
         (i), (ii), (iii) and (iv) of this Section 5.1(b)) shall not exceed $150,000,000.

         Section 5.2. Consolidated Interest Coverage Ratio. The Guarantor will not permit the Consolidated Interest Coverage Ratio to be less than 2.5 to 1.0.

         Section 5.3. Limitation on Liens. The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Guarantor or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 4.4;

                  (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

                  (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (e) Liens incidental to minor survey exceptions and similar Liens, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;

                  (f) Liens securing Debt of a Restricted Subsidiary to the Guarantor or to another Wholly-Owned Restricted Subsidiary;

                  (g) Liens existing as of the date of Closing and reflected in Schedule 5.3;

                  (h) Liens created or assumed after the date of Closing securing tax exempt revenue bonds not exceeding $25,000,000 in aggregate principal amount at any one time outstanding;

                  (i) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Guarantor or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 270 days of such acquisition or the completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; and (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Guarantor or a Restricted Subsidiary, shall not exceed the total purchase price (or cost of construction and improvement) of such property;

                  (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Guarantor or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Guarantor or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that
         (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

                  (k) Liens of a consignor of merchandise to the Guarantor on such consignor's merchandise and any Lien of a lessor of equipment to the Guarantor on such lessor's leased equipment, which in either case is evidenced by a protective UCC filing;

                  (l) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g), (h), (i) or (j) of this Section 5.3, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                  (m) in addition to the Liens permitted by the preceding subparagraphs (a) through (l), inclusive, of this Section 5.3, Liens securing Debt of the Guarantor or any Restricted Subsidiary, provided that the aggregate principal amount of Debt secured by Liens pursuant to this Section 5.3(m) shall not exceed 20% of Consolidated Net Worth.

         Section 5.4. Sales of Assets. The Guarantor will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Guarantor and its Restricted Subsidiaries; provided, however, that the Guarantor or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Guarantor and its Restricted Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

                  (1) to acquire productive assets used or useful in carrying on the business of the Guarantor and its Restricted Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or

                  (2) to prepay or retire Senior Debt of the Guarantor and/or its Restricted Subsidiaries.

         As used in this Section 5.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Guarantor and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Guarantor and its Restricted Subsidiaries during any period of 24 consecutive months, exceeds 20% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Guarantor and its Restricted Subsidiaries, (ii) any transfer of assets from the Guarantor to any Wholly-owned Restricted Subsidiary or from any Restricted Subsidiary to the Guarantor or a Wholly-owned Restricted Subsidiary, (iii) any Excluded Sale Leaseback Transaction and (iv) any sale or other disposition of the properties listed on Schedule 5.4 hereto.

         Section 5.5. Merger, Consolidation and Sale of Stock. (a) The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

                  (1) a Restricted Subsidiary of the Guarantor may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Guarantor or a Wholly-Owned Restricted Subsidiary so long as in any merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing corporation, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 5.4; and

                  (2) the foregoing restriction does not apply to the consolidation or merger of the Guarantor with, or the conveyance, transfer or lease of substantially all of the assets of the Guarantor in a single transaction or series of transactions to, any Person so long as:

                           (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (b) if the Guarantor is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Guarantor shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

         (b) The Guarantor will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.5(b), any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Guarantor or a Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock to the Guarantor and/or a Restricted Subsidiary whereby the Guarantor and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary or to the extent required by local law.

         (c) The Guarantor will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors), and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Guarantor or a Wholly-Owned Restricted Subsidiary) any shares of stock of any other Restricted Subsidiary, unless such sale or other disposition can be made within the limitations of Section 5.4 or this Section 5.5.

         Section 5.6. Transactions with Affiliates. The Guarantor will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions with any Affiliate (other than the Guarantor or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 6.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a holder of the Notes of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of a holder of the Notes or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Guarantor under this Agreement. Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding between the holders of the Notes and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.        AMENDMENT AND WAIVER.

         Section 7.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 2 hereof, or any defined term (as it is used therein), will be effective as to a holder of the Notes unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend this Section 7, Section 1 or Section 10.

         Section 7.2.      Solicitation of Holders of Notes.

         (a) Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 7 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

         Section 7.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 7 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 7.4. Notes Held by Guarantor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 8.        NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

                  (i) if to a holder of the Notes or such holder's nominee, to such holder or such holder's nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such holder or it shall have specified to the Guarantor in writing, or

                  (ii) if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9.        REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by a holder of the Notes at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to a holder of the Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a holder of the Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 10.       CONFIDENTIAL INFORMATION.

         For the purposes of this Section 10, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf,
(c) otherwise becomes known to such Purchaser other than through disclosure by the Guarantor or any Subsidiary or from a Person who is known to such Purchaser to be bound by a confidentiality agreement with the Guarantor or any of its Subsidiaries, or is known to such Purchaser to be under an obligation not to transmit the information to such Purchaser, or (d) constitutes financial statements delivered to such Purchaser under Section 3.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (v) any Person from which such Purchaser offers to purchase any security of the Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate in each of the following cases: (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 10 as though it were a party to this Agreement. On reasonable request by the Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Guarantor embodying the provisions of this Section 10 and providing the Guarantor assurances that such holder will enter into further agreements with language no more burdensome on the holder than the language contained in this Section 10 as reasonably requested by the Guarantor in order to comply with Regulation FD promulgated by the Securities and Exchange Commission.

SECTION 11.       SUBMISSION TO JURISDICTION.

         The Guarantor hereby irrevocably consents and submits to the jurisdiction of any court located within the State of New York sitting in the County of New York and the United States District Court for the Southern District of New York and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, and the Guarantor irrevocably waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. The Guarantor hereby irrevocably appoints and agrees to retain and consents that all such service of process be made by mail or messenger directed to it at the address of the Guarantor described in Section 8 or to its agent referred to below at such agent's address and that service so made shall be deemed to be completed upon the earlier of actual receipt or three Business Days after the same shall have been posted to the Guarantor's or such agent's address, as the case may be, in accordance herewith. The Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, and its successors, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this Section 11 shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

SECTION 12.       MISCELLANEOUS.

        Section 12.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 12.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 12.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        Section 12.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Guarantor, whereupon the foregoing shall become a binding agreement between you and the Guarantor.

                                          Very truly yours,

                                          TUPPERWARE CORPORATION




                                          By
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

The foregoing is hereby agreed to as of the date thereof.

                                          [VARIATION]




                                          By
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   SCHEDULE I

Teachers' Retirement System of Alabama
135 South Union Street
Montgomery, Alabama 36130-2150

Employees' Retirement System of Alabama
135 South Union Street
Montgomery, Alabama 36130-2150

Alabama Trust Fund
135 South Union Street
Montgomery, Alabama 36130-2150

PEIRAF - Deferred Compensation Plan
135 South Union Street
Montgomery, Alabama 36130-2150

Judicial Retirement Fund
135 South Union Street
Montgomery, Alabama 36130-2150

Local Government Health Insurance Fund
135 South Union Street
Montgomery, Alabama 36130-2150

Public Employees' Individual Retirement Account Fund
135 South Union Street
Montgomery, Alabama 36130-2150

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Allstate Life Insurance Company
3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127

Allstate Life Insurance Company/ Northbrook Life Insurance Company-Trust 3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127

Principal Life Insurance Company
801 Grand Avenue
Des Moines, Iowa 50392-0800

                                   SCHEDULE I
                             (to Guaranty Agreement)

Commercial Union Life Insurance Company of America
801 Grand Avenue
Des Moines, Iowa 50392-0800

New York Life Insurance Company
51 Madison Avenue
New York, New York 10010

AmerUs Life Insurance Company
699 Walnut Street, Suite 1700
Des Moines, Iowa 50309

American Investors Life Insurance Company
699 Walnut Street, Suite 1700
Des Moines, Iowa 50309

Modern Woodmen of America
1701 First Avenue
Rock Island, Illinois 61201

                                  DEFINED TERMS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Additional Notes" is defined in the first full paragraph of this Agreement.

         "Additional Purchasers" is defined in the Note Purchase Agreement.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) any other Person which beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person; or (c) any other Person of which such first Person beneficially owns or holds, directly or indirectly, 10% or more of the voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Guarantor.

         "Bank Credit Agreement" means the Competitive Advance and Revolving Funding Agreement among the Guarantor and The Chase Manhattan Bank, as agent, dated as of May 16, 1996, and amended by the First Amendment dated as of August 8, 1997, and as further amended, restated, refinanced, replaced, increased or reduced from time to time and any successor bank credit agreement which constitutes the primary bank credit facility of the Guarantor.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

         "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Closing" is defined in Section 3 of the Note Purchase Agreement.


                                    EXHIBIT A
                             (to Guaranty Agreement)

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" is defined in the first paragraph of this Agreement.

         "Confidential Information" is defined in Section 10.

         "Consolidated Debt" means the total amount of all Debt of the Guarantor and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation and amortization expense, (c) Consolidated Interest Expense, (c) income tax expense and (d) other non-cash charges, all as determined in accordance with GAAP consistently applied.

         "Consolidated Interest Coverage Ratio" shall mean, at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters.

         "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Leverage Ratio" shall mean, on any date, the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended as of such date.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Net Worth" shall mean the consolidated stockholder's equity of the Guarantor and its Restricted Subsidiaries, as defined according to GAAP, less the sum of (i) minority interests and (ii) Restricted Investments in excess of 20% stockholder's equity; provided that for purposes of any determination of stockholders' equity, changes in the "Accumulated Other Comprehensive Loss" account as reflected in the Guarantor's consolidated balance sheet as of December 31, 2000 shall be excluded.

         "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of assets of the Guarantor and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Dart" means Dart Industries Inc., a Delaware corporation.

         "Debt" means, with respect to any Person, without duplication,

                  (a)      its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all liabilities under reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions if, and to the extent that, there has been a drawing under such letter of credit or other instrument which has given rise to a payment obligation under such reimbursement or other similar agreement; and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt shall not include "back-to-back" borrowings in foreign currencies by Restricted Subsidiaries operating in countries outside of the United States and Canada for which there are related deposits or receivables of equivalent amounts so long as (y) such borrowings are not included in Consolidated Debt under GAAP and (z) the borrowing arrangements include rights of offset allowing defaulted principal and accrued interest to be offset against the related repayment obligation.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under Section 414 of the Code.

         "Event of Default" is defined in Section 11 of the Note Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Sale and Leaseback Transaction" means any sale or transfer of property owned by the Guarantor or any Restricted Subsidiary to any Person within 365 days following the acquisition or completion of construction of such property by the Guarantor or any Restricted Subsidiary if the Guarantor or a Restricted Subsidiary shall concurrently with such sale or transfer lease such property, as lessee.

         "Fair Market Value" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means:

                  (a)      the government of:

                           (i)      the United States of America, The
                  Netherlands or any State or Province or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Guarantor conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guarantor" means Tupperware Corporation, a Delaware corporation.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Debt or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

                  (d) otherwise to assure the owner of such Debt against loss in respect thereof.

In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be direct obligations of such obligor to the extent guaranteed pursuant thereto.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section
13.1 of the Note Purchase Agreement.

         "Institutional Investor" is defined in the Note Purchase Agreement.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes) which in each case secures a monetary obligation of such Person. The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Guarantor or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, a Capital Lease or other arrangement constituting Debt pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

         "Make-Whole Amount" is defined in the Note Purchase Agreement.

         "Material" means material in relation to the business, operations, financial condition, assets or properties of the Guarantor and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Guarantor and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes or the ability of the Guarantor to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement, the Note Purchase Agreement or the Notes.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds" means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale determined by the Board of Directors of the Guarantor), minus (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred, or to be incurred, by the seller (assuming the highest marginal rate were applicable to such sale) in connection with such sale.

         "Note Purchase Agreement" is defined in the first paragraph of this Agreement.

         "Notes" is defined in the first paragraph of this Agreement.

         "Officer's Certificate" of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

         "Property" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Purchasers" is defined in the first full paragraph of this Agreement.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Rentals" means, and includes as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Guarantor or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Guarantor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volumes or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Required Holders" means, at any time, the holders of at least 51% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Guarantor or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Guarantor with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Investments" shall mean all Investments except the following:

                  (a) current assets arising from the sale of goods and services in the ordinary course of business of the Issuer;

                  (b) property to be used in the ordinary course of business;

                  (c) Investments existing on the date of the Closing and disclosed in Schedule 5.1;

                  (d) Investments in obligations issued by or guaranteed by the United States of America or an agency thereof or Canada or any province thereof, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (e) Investments in certificates of deposit or banker's acceptances issued by a commercial bank which is rated in one of the two highest ratings classifications by a credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) Investments in commercial paper rated in one of the two highest ratings classifications by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                  (g)      Investments in Repurchase Agreements;

                  (h) Investments in one or more Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary;

                  (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated in one of the two highest ratings classifications by a credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (j)      Investments in treasury stock;

                  (k) Investments in money market instrument programs which are classified as current assets in accordance with GAAP, which money market instrument programs are administered by an "investment company" regulated under the Investment Company Act of 1940 and which money market instrument programs hold only Investments satisfying the criteria set forth in clause (e), (f), (g) or (i) above; provided that such Investments are classified as "current assets" in accordance with GAAP.

         As used in this definition of "Restricted Investments":

                  "Acceptable Bank" shall mean Bank of America or any other bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given one of the two highest ratings by at least one credit rating agency of recognized national standing.

                  "Acceptable Broker-Dealer" shall mean any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Repurchase Agreement" shall mean any written agreement

                           (a) that provides for (1) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Guarantor or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Guarantor to such Acceptable Bank or Acceptable Broker-Dealer, and (2) a simultaneous agreement by the Guarantor, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                           (b) in respect of which the Guarantor shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                           (c) in connection with which the Guarantor, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

         "Restricted Subsidiary" means the Company, Dart and any other Subsidiary listed as a Restricted Subsidiary on Schedule 2.4 to this Agreement and any other Subsidiary,

                  (1) a majority of each class of voting securities of which is legally and beneficially owned by the Guarantor and its Restricted Subsidiaries; and

                  (2) which has been designated as a Restricted Subsidiary pursuant to Section 4.6.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Senior Debt" means all Consolidated Debt of the Guarantor and its Restricted Subsidiaries other than Subordinated Debt.

         "Senior Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of such Person.

         "Series" is defined in the Note Purchase Agreement.

         "Series 2001-A Notes" is defined in the first paragraph of this Agreement.

         "Subordinated Debt" means all unsecured Debt of the Guarantor which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Guarantor (including, without limitation, the obligations of the Guarantor under this Agreement).

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

         "Subsidiary Guarantor" shall mean any Subsidiary of the Guarantor which shall be a party to the Subsidiary Guaranty Agreement.

         "Subsidiary Guaranty Agreement" shall mean a guaranty agreement in a form reasonably satisfactory to the Required Holders pursuant to which a Subsidiary Guarantor has unconditionally guaranteed the Notes.

         "Supplement" is defined in the Note Purchase Agreement.

         "Unrestricted Subsidiary" shall mean any Subsidiary other than a Restricted Subsidiary.

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor's other Wholly-Owned Restricted Subsidiaries at such time.

                              GUARANTY RATIFICATION


To the Institutional Investors Named
   on the Attached Schedule A


         Re:   U.S. $150,000,000 7.91% Senior Notes, Series _____
                                due _____________
                       of Tupperware Finance Company B.V.


Ladies and Gentlemen:

         Reference is made to the Note Purchase Agreement dated as of July 15, 2001 (the "Note Purchase Agreement") to be entered into by and among Tupperware Finance Company B.V. (the "Company") and the institutional investors named on the attached Schedule A. All terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Note Purchase Agreement.

         As an inducement to your purchase of the Series _____ Notes (the "Series _____ Notes") referred to above, Tupperware Corporation, a Delaware corporation, (the "Guarantor") does hereby ratify and reaffirm that the payment of all principal and interest and all other amounts becoming due from time to time on the Series _____ Notes are absolutely and unconditionally guaranteed by the Guarantor as provided for by the Guaranty Agreement dated as of July 15, 2001 (the "Guaranty Agreement") among certain Institutional Investors (as defined in the Note Purchase Agreement) and the Guarantor. The Guarantor further certifies that the Guaranty Agreement is unmodified and remains in full force and effect.

Dated:
      ----------------


                                          TUPPERWARE CORPORATION


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                    EXHIBIT B
                             (to Guaranty Agreement)

                                   SCHEDULE A
[Purchasers]

                              DISCLOSURE MATERIALS

                                      None


                                  SCHEDULE 2.3
                             (to Guaranty Agreement)

              ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

A.

The following Subsidiaries are wholly owned by the Guarantor or another Subsidiary of the Guarantor (degree of remoteness from the Guarantor is shown by indentations). Ownership is 100% except where indicated. Country of incorporation is indicated in brackets. All Subsidiaries are Restricted Subsidiaries.

Tupperware Corporation    [U.S.]
  Tupperware Financial Corporation  [U.S.]
  Dart Industries Inc.              [U.S.]
    Tupperware Espana, S.A.           [Spain]
      Tupperware, Industria Lusitana de Artigos Domesticos, Limitada  [Portugal]
        Tupperware (Portugal) Artigos Domesticos, Lda.             [Portugal]
    Deerfield Land Corporation      [U.S.]
    Tupperware Far East, Inc.       [U.S.]
    Tupperware Turkey, Inc.         [U.S.]
    Dart Far East Sdn. Bhd.         [Malaysia]            [51%]
    Dart de Venezuela, C.A.         [Venezuela]
    Tupperware Colombia S.A.        [Colombia]            [99%]
      Dart do Brasil Industria e Comercio Ltda.           [Brazil]
        Daypar Participacoes Ltda.                   [Brazil]     [99%]
        Academia de Negocios S/C Ltda.               [Brazil]
    Tupperware Hellas S.A.I.C.                  [Greece]
    Tupperware Del Ecuador Cia. Ltda.           [Ecuador]
    Dart Industries Hong Kong Limited           [Hong Kong]       [99%]
    Dart Industries (New Zealand) Limited       [New Zealand]
    Tupperware New Zealand Staff Superannuation Plan              [New Zealand]
    Dart, S.A. de C.V.                   [Mexico]
    Servicios Especializados de Arrendamiento en Latinoamerica
         S.A. de C.V.                                                  [Mexico]
    Dartco Manufacturing Inc.                   [U.S.]
    Premiere Products, Inc.                     [U.S.]
        Premiere Korea Ltd.              [Korea]
          Premiere Marketing Company                  [Korea]        [99%]
        Exportadora Lerma, S.A. de C.V.               [Mexico]      [99%]
        Tupperware Australia Pty. Ltd.                [Australia]   [99%]
        Tupperware Singapore Pte. Ltd.                [Singapore]

All subsidiaries listed above are included in the consolidated financial statements of the Guarantor as consolidated subsidiaries.


                                  SCHEDULE 2.4
                             (to Guaranty Agreement)

      Newco Logistica e Participacoes Ltda.    [Brazil]
        Centro de Distribuicao RS Ltda.               [Brazil]
        Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.    [Brazil]
        Distribuidora Comercial Paulista de Plasticos Ltda.             [Brazil]
        Centro de Distribuicao Mineira de Produtos de Plastico Ltda.    [Brazil]
        Distribuidora Esplanada de Produtos Plasticos Ltda.             [Brazil]
        Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.       [Brazil]
        Distribuidora Baiana de Produtos Plasticos Ltda.                [Brazil]
        Uniao Norte Distribuidora de Produtos Plasticos Ltda.           [Brazil]
        Uniao Sul Comercial de Plasticos Ltda.  [Brazil]
        Centro Oeste Distribuidora de Produtos Plasticos Ltda.          [Brazil]
    Premiere Manufacturing, Inc.      [U.S.]
    Tupperware U.S., Inc.             [U.S.]
      Tupperware Distributors, Inc.            [U.S.]
      Tupperware Factors Inc.                  [U.S.]
      Tupperware.com, Inc.                     [U.S.]
    Tupperware Canada Inc.                  [Canada]
  Dart Staff Superannuation Fund Pty Ltd. [Australia] [Company pension fund -
                                                      all shares employee owned]
    Importadora Y Distribuidora Importupp Limitada      [Chile]
    Tupperware Iberica S.A.           [Spain]
    Tupperware (Thailand) Limited     [Thailand]   [99%]
    Tupperware Uruguay S.A.           [Uruguay]
  Dart Executive Pension Fund Limited [United Kingdom] [Company pension fund -
                                                       all shares employee
                                                       owned]
    Dart Pension Fund Limited         [United Kingdom] [Company pension fund -
                                                       all shares employee
                                                       owned]
    Tupperware U.K. Holdings, Inc.         [U.S.]
    The Tupperware Foundation              [U.S.]
    Tupperware Products, Inc.              [U.S.]
    Tupperware de El Salvador, S.A. de C.V.  [El Salvador]
    Tupperware del Peru S.R.L.             [Peru]
    Dart Holdings, S. de R.L.              [Mexico]

All subsidiaries listed above are included in the consolidated financial statements of the Guarantor as consolidated subsidiaries.

    Tupperware Honduras, S. de R.L.        [Honduras]
    Tupperware de Costa Rica, S.A.         [Costa Rica]
    Tupperware de Guatemala, S.A.          [Guatemala]
    Asociacion Nacional de Distribuidores de Productos Tupperware, A.C. [Mexico]
    Tupperware International Holdings Corporation   [U.S.]
      Tupperware International Holdings BV        [Netherlands]
        Tupperware Israel Ltd.           [Israel]
        Tupperware Belgium N.V.          [Belgium]
          Tupperware France S.A.           [France]      [99%]
        Tupperware Polska Sp.zo.o          [Poland]
        Dart Argentina S.A.                [Argentina]
          TWP S.A.            [Argentina]
        Tupperware Asia Pacific Holdings Private Limited         [Mauritius]
          Tupperware India Private Limited        [India]
          Tupperware China, LLC                   [U.S.]
            Tupperware (China) Company Limited          [China]
          Dart (Philippines), Inc.    [Philippines]      [99%]
            Tupperware Realty Corporation       [Philippines]  [99%]
            Tupperware Philippines, Inc.        [Philippines]  [99%]
        Tupperware Holdings B.V.   [Netherlands]
          Tupperware Services GmbH                [Germany]
          Tupperware, Ltd.                        [Russia]
          Tupperware Nederland Properties B.V.    [Netherlands]
            Tupperware Nederland B.V.                [Netherlands]
              Tupperware Deutschland GmbH                         [Germany]
              Tupperware Osterreich G.m.b.H.                      [Austria]
            Tupperware Southern Africa (Proprietary) Limited            [South
                                                                        Africa]
          Tupperware Products B.V.                [Netherlands]
          Tupperware (Suisse) SA                  [Switzerland]    [99%]
          Tupperware Products S.A.                [Switzerland]    [99%]
          Tupperware d.o.o.                       [Croatia]
          Tupperware Bulgaria EOOD                [Bulgaria]
          Tupperware Eesti OU                     [Estonia]

All subsidiaries listed above are included in the consolidated financial statements of the Guarantor as consolidated subsidiaries.

        UAB "Tupperware"                              [Lithuania]
        SIA Tupperware Latvia                         [Latvia]
        Tupperware Luxembourg S.ar.l.                 [Luxembourg]
        Tupperware Slovakia s.r.o.                    [Slovakia]
        Tupperware Morocco                            [Morocco]
        Tupperware Assets Management Sarl             [Switzerland]
          Diecraft Australia Pty. Ltd.                [Australia]
        Tupperware Egypt Ltd                          [Egypt]
      Tupperware East Africa Limited                  [Kenya]
      Tupperware Italia S.p.A.                        [Italy]
      Tupperware General Services N.V.                [Belgium]
      Japan Tupperware Co., Ltd.                      [Japan]
      Tupperware Trading Ltd.                         [Hungary]
      Tupperware Czech Republic, spol. s.r.o.         [Czech Republic]
      Tupperware United Kingdom & Ireland Limited     [United Kingdom]
      Tupperware Nordic A/S                           [Denmark]
    Tupperware Panama, S.A.                  [Panama]
    Dart Manufacturing India Pvt. Ltd.       [India]
    Premiere Products Mexico, S. de R.L.     [Mexico]
      BeautiControl Mexico, S. de R.L.       [Mexico]
    PT Imawi Benjaya          [Indonesia]
  Tupperware Finance Holding Company B.V.    [Netherlands]
    Tupperware Finance Company B.V.          [Netherlands]
  Tupperware Holdings Corporation   [U.S.]
  Tupperware Home Parties Corporation    [U.S.]   [100% of common shares (1000
                                                  shares of preferred owned by
                                                  Prudential Insurance Company
                                                  of America)]
  Tupperware Export Sales, Ltd.          [Barbados]
  Tupperware Services, Inc.              [U.S.]
  Tupperware Holdings Ltd.               [Cayman Islands]
  BeautiControl, Inc.                    [U.S.]
         BC International Cosmetic & Image Services, Inc.  [U.S.]
         BeautiControl Canada, Ltd          [Canada]       [80%]
         BeautiControl International, Inc.  [Virgin Islands]
         BeautiControl International Services, Inc.    [U.S.]

All subsidiaries listed above are included in the consolidated financial statements of the Guarantor as consolidated subsidiaries.

   BeautiControl Asia Pacific Inc.               [U.S.]
     BeautiControl Hong Kong, Inc.       [U.S.]
     BeautiControl Japan, Inc.           [U.S.]
     BeautiControl Taiwan, Inc.          [U.S.]
   Eventus International, Inc.   [U.S.]
   JLH Properties, Inc.          [U.S.]
   BeautiControl Cosmeticos do Brasil Ltda.          [Brazil]
 International Investor, Inc. [U.S.]

All subsidiaries listed above are included in the consolidated financial statements of the Guarantor as consolidated subsidiaries.

B.       Affiliates: Vorwerk & Co.

C.       Officers and Directors:

Chairman & Chief Executive Officer                        Rick Goings
President                                                 Alan D. Kennedy
President, Tupperware Europe, Africa & Middle East        Dario Colagiacomo
President, Tupperware North America                       R. Glenn Drake
President, Tupperware Asia Pacific                        Steven R. Kroos
President, Tupperware Latin America                       Gaylin L. Olson
Senior Vice President, Tupperware Worldwide               Hans Joachim Schwenzer
Senior Vice President, Product Marketing Worldwide        Gerald M. Crompton
Senior Vice President, Human Resources                    Lillian D. Garcia
Senior Vice President, Business Development
   & Communications                                       David T. Halversen
Senior Vice President, Beauty & Nutritional Products      Richard W. Heath
Senior Vice President & Chief Financial Officer           Pradeep Mathur
Senior Vice President, General Counsel & Secretary        Thomas M. Roehlk
Senior Vice President, Worldwide Market Development       Christian E. Skroder
Senior Vice President, Taxes & Government Affairs         James E. Rose, Jr.
Senior Vice President, Worldwide Operations               Jose R. Timmerman
Vice President & Chief Information Officer                Karel A. DeVydt
Vice President & Controller                               Judy B. Curry
Vice President, Finance & Investor Relations              Michael S. Poteshman
Vice President, Internal Audit                            Anne E. Naylor
Assistant Controller                                      Timothy A. Kulhanek
Assistant Secretary                                       Charles L. Dunlap
Assistant Secretary                                       Sandra L. Darsch

D.       Board of Directors:

Rita Bornstein, Ph.D.
E. V. Goings
Joyce M. Roche'
M. Anne Szostak
Clifford J. Grum
Betsy D. Holden
Joe R. Lee
Bob Marbut
Angel R. Martinez
David R. Parker

                               CERTAIN LITIGATION

                                      None


                                  SCHEDULE 2.7
                             (to Guaranty Agreement)

                                LICENSES; PERMITS

                                      None


                                  SCHEDULE 2.10
                             (to Guaranty Agreement)

                              FINANCIAL STATEMENTS

     Annual Report of the Guarantor for Fiscal Year Ended December 30, 2000

           Form 10Q of the Guarantor for Quarter Ended March 31, 2000


                                  SCHEDULE 2.11
                             (to Guaranty Agreement)

                             TUPPERWARE CORPORATION
                                SCHEDULE OF DEBT
                              AS OF MARCH 31, 2001

                                                                                                         AT 3/31/2001
           DESCRIPTION                        BORROWER                     GUARANTOR(S)                     AMOUNT

7.05% Series Notes due 2003         Tupperware Finance Co. BV      Tupperware Corporation                $ 15,000,000
7.25% Notes due 2006                Tupperware Finance Co. BV      Tupperware Corporation                $100,000,000
8.33% Mortgage Note                 JLH Properties                 BeautiControl Inc.                    $  5,617,000
Commercial Paper Borrowings         Tupperware Corporation                                               $207,605,000
JPY Bank Loan due May 2001          Tupperware Corporation                                               $ 16,303,000
JPY Bank Loan                       Tupperware Japan               Tupperware Corporation                $ 36,666,000
DEM Bank Loan                       Tupperware Germany             Tupperware Corporation                $ 13,011,000
Bank Debt -- Denmark                Tupperware Nordic              Tupperware Corporation                $  1,965,000
Bank Debt -- South Africa           Tupperware South Africa        Tupperware Corporation                $  1,481,000
Bank Debt -- Taiwan                 Tupperware Taiwan              Tupperware Corporation                $  1,221,000
Bank Debt -- Spain                  Tupperware Spain               Tupperware Corporation                $    539,000
Bank Debt -- Italy                  Tupperware Italy               Tupperware Corporation                $    451,000
Bank Debt -- Brazil                 Dart do Brasil                 Tupperware Corporation                $  1,805,000
Bank Debt -- Mexico                 Dart SA de CV                  Tupperware Corporation                $    717,000
Capital Lease -- IBM                Tupperware Products S.A.       Tupperware Corporation                $  2,071,000
   Switzerland
Other Debt -- Latin America                                        Tupperware Corporation                $    737,000
Other Debt -- Asia Pacific                                         Tupperware Corporation                $    184,000
Other Debt -- TEAM                                                 Tupperware Corporation                $    225,000

Total Debt as defined by U.S. GAAP                                                                       $405,598,000


                                  SCHEDULE 2.14
                             (to Guaranty Agreement)

                             TUPPERWARE CORPORATION
                             SCHEDULE OF INVESTMENTS

                                      None


                                  SCHEDULE 5.1
                             (to Guaranty Agreement)

                          LIENS EXISTING AS OF CLOSING

                             TUPPERWARE CORPORATION
                                SCHEDULE OF LIENS
                               AS OF JULY 25, 2001

                                                                 UNIT/LOCATION                APPROXIMATE AMOUNT
8.33% Mortgage Note on Dallas, Texas Building           JLH Properties, BeautiControl            $ 5,617,000
2 Liens on  Manufacturing  Building -- Contingent       Premiere Korea Ltd.                      $13,330,769
Tax Assessment
Capital Leased Computer Equipment --                    Czech Republic                           $    31,000
Czech Republic
Capital Leased Computer Equipment, Manager Cars --      Poland                                   $    52,000
Poland
Capital Leased Computer Equipment --                    Tupperware Products S.A.                 $ 2,071,000
IBM Suisse
Intercompany Sale/Lease-Back of                         Hemingway, South Carolina
Manufacturing Equipment (Note 1)
Intercompany Sale/Lease-Back of Mold                    France, Belgium
 Equipment (Note 2)
                                                                                                 -----------
Total                                                                                            $21,101,769


Note 1: This transaction is structured whereby the lease payments are made and received by subsidiaries of the Guarantor. Therefore, the capital lease obligation is eliminated in consolidation under U.S. GAAP.

Note 2: The seller (lessee) and the buyer (lessor) are both subsidiaries of the Guarantor. The amount is shown above as $0 since the capital lease obligation is eliminated in consolidation accounting under U.S. GAAP.


                                  SCHEDULE 5.3
                             (to Guaranty Agreement)

                                EXCLUDED PROPERTY

                                  DISPOSITIONS
                   DESCRIPTION OF PROPERTIES FOR POSSIBLE SALE

                 LOCATION                                                        DESCRIPTION
Halls, Tennessee Building, Real Estate                            703,299 Square Feet of building space on approx. 65
South West Corner Beech Bluff Road & Old                            acres plus 19 acres of surplus land.
  Highway 51 South
AKA State Route 88, AKA Church Street Halls,
Lauderdale County, Tennessee

Orange County, Florida                                            Undeveloped real estate. Adjacent to the Osceola
Frontage on S. Orange Blossom Trail                                  Co. Corporate Center, described below.
Orlando, Florida   32837                                             261.92 +/- gross acres.

Osceola County, Florida                                           Osceola Co. Corporate Center. 928.87 +/- gross
Frontage on S. Orange Blossom Trail, John Young                      acres. Zoned for Commercial Development.
  Parkway, and Osceola Parkway,                                      Actively seeking buyers. Some parcels under
Orlando, Florida                                                     sales contract.

Convention Center Building, Real Estate                           Approx. 2,000 seat Theatre. 23,600 sq. ft.
South Portion of the Tupperware Headquarters Property                Banquet/Exhibit Hall. Adjacent property,
14901 S. Orange Blossom Trail                                        including 25,000 sq. ft Plaza plus undeveloped
Orlando, Florida  32837                                              real estate.

Manufacturing Facility/Warehouse/Office Space                     224,000 sq. ft plus adjacent real estate.
21 Lysterfield Road
Ferntree Gully
Victoria 3156 Australia

Manufacturing/Office Space/Warehouse in Argentina                 Largely idle facility. Acreage of approx. 255,000
Ruta 1001 - Km. 8/C.C. 255                                           sq. metres.Building covers approx. 19,056 sq.
2930 San Pedro, Prov. Buenas Aires                                   metres.
Argentina

Manufacturing/Office Space/Warehouse                              Buyer identified and under contract. Closing
Carretera A Barajas, Km. 1,100                                       expected in 2002. Building is approx. 12,000 sq.
E-28100 Alcobendas                                                   meters. Approx. 40,000 sq. meters total acreage.
Madrid, Spain


                                  SCHEDULE 5.4
                             (to Guaranty Agreement)